Exhibit 23.3

[LETTERHEAD OF SCOTT E. WILSON CONSULTING, INC.]

CONSENT OF SCOTT E. WILSON CONSULTING, INC.

The undersigned, Scott E. Wilson Consulting, Inc., hereby states as follows:

Our firm prepared an independent technical report, completed in 2008 (the “Technical Report”), concerning the Hycroft Brimstone Open Pit Mine of Allied Nevada Gold Corp. (the “Company”), portions of which are summarized under the caption “Part I – Item 2. Properties – Development Properties – Hycroft Brimstone Open Pit Mine” in this Annual Report on Form 10-K of the Company (the “Form 10-K”) for the year ended December 31, 2008, to be filed with the United States Securities and Exchange Commission.

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-144102 and No. 333-156249) of the Company of the summary information concerning the Technical Report, including the reference to our firm included with such information, as set forth above in the Form 10-K.

Scott E. Wilson Consulting, Inc.

By:	/s/ Scott E. Wilson
Name: Scott E. Wilson, C.P.G.
Title: President

Date: March 16, 2009